Exhibit 23.1
ValueKnowledge LLC
Business Valuations/Seeking Fairness
15 Spinning Wheel Road, Suite 210, Hinsdale, IL 60521
tel: 630-655-8411 fax: 630-455-9078
www.valueknowledge.com
October 28, 2008
Cardiovascular Systems, Inc.
651 Campus Drive
St. Paul, Minnesota 55112-3495
Re: Consent of ValueKnowledge LLC
Ladies and Gentlemen:
We hereby consent to the use of our firm’s name in the Registration Statement on Form 10 filed by Cardiovascular Systems, Inc. with the U.S. Securities and Exchange Commission.
Sincerely,
/s/ ValueKnowledge LLC
ValueKnowledge LLC